EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Units of CVR Partners, LP and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 18th day of March, 2024.

CVR ENERGY, INC.

By: /s/ Dane J. Neumann

Name: Dane J. Neumann

Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

CVR ENERGY HOLDINGS, INC.

By: /s/ Dane J. Neumann

Name: Dane J. Neumann

Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

CVR SERVICES, LLC

By: /s/ Dane J. Neumann

Name: Dane J. Neumann

Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

IEP ENERGY HOLDING LLC

By: American Entertainment Properties Corp., its sole member

By: /s/ Ted Papapostolou

Name: Ted Papapostolou

Title: Chief Financial Officer and Secretary

AMERICAN ENTERTAINMENT PROPERTIES CORP.

By: /s/ Ted Papapostolou

Name: Ted Papapostolou

Title: Chief Financial Officer, Treasurer and Secretary

ICAHN ENTERPRISES HOLDINGS L.P.

By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ Ted Papapostolou

Name: Ted Papapostolou

Title: Chief Financial Officer and Secretary

ICAHN ENTERPRISES G.P. INC.

By: /s/ Ted Papapostolou

Name: Ted Papapostolou

Title: Chief Financial Officer and Secretary

BECKTON CORP.

By: /s/ Ted Papapostolou

Name: Ted Papapostolou

Title: Vice President

/s/ Carl C. Icahn_____________

CARL C. ICAHN

[Signature Page of Joint Filing Agreement to Schedule 13D - CVR Partners, LP]

SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The following sets forth the name, position, present principal occupation or employment (including the business address of such organization) of, and number and percentage of Common Units owned by, each director and executive officer of each of the Reporting Persons. Each such person is a citizen of the United States of America. The business address of (i) each director and executive officer of CVR Energy, Inc., CVR Energy Holdings, Inc. and CVR Services, LLC is c/o CVR Energy, Inc., 2277 Plaza Drive, Suite 500, Sugar Land, TX 77479, and (ii) each director and executive officer of IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp. is c/o Icahn Capital LLC, 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160. To the best of the Reporting Persons’ knowledge, except as set forth in this statement on Schedule 13D (including this Schedule A), none of the directors or executive officers of the Reporting Persons own any Common Units.

CVR ENERGY, INC.

Name	Position at Reporting Person	Present Principal Occupation or Employment (outside Reporting Person, if any)	Business Address of Organization in which Principal Occupation or Employment is Conducted	Number and Percentage of Common Units Beneficially Owned
Dustin DeMaria	Director	Financial Associate of Icahn Enterprises L.P.	16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160	—
Jaffrey A. Firestone	Director	Chairman and Chief Executive Officer at Prodigy Pictures Inc.	124 The East Mall Toronto, ON M8Z 5V5	—
Stephen A. Mongillo	Director	Chairman and Chief Executive Officer of AMPF, Inc.	7901 Industrial Village Road Greensboro, NC 27409	—
Ted Papapostolou	Director and Chairman of the Board	Chief Financial Officer of Icahn Enterprises L.P.	16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160	—
Mark J. Smith	Director	—	—	—
James M. Strock	Director	Chief Executive Officer of Serve to Lead Group, Inc.	16042 Via Galan Rancho Santa Fe, CA 92091	—
David L. Lamp	President, Chief Executive Officer and Director	—	—	—
Dane J. Neumann	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	—	—	—
C. Douglas Johnson	Executive Vice President and Chief Commercial Officer	—	—	—
Melissa M. Buhrig	Executive Vice President, General Counsel and Secretary	—	—	2,200 (Less than 1%)
Mark A. Pytosh	Executive Vice President—Corporate Services	—	—	30,593 (Less than 1%)
Michael H. Wright, Jr.	Executive Vice President and Chief Operating Officer	—	—	—
Jeffrey D. Conaway	Vice President, Chief Accounting Officer and Corporate Controller	—	—	—

CVR ENERGY HOLDINGS, INC.

Name	Position at Reporting Person	Present Principal Occupation or Employment (outside Reporting Person, if any)	Business Address of Organization in which Principal Occupation or Employment is Conducted	Number and Percentage of Common Units Beneficially Owned
David L. Lamp	President, Chief Executive Officer and Director	President, Chief Executive Officer and Director of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	—
Melissa M. Buhrig	Executive Vice President, General Counsel, Secretary and Director	Executive Vice President, General Counsel and Secretary of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	2,200 (Less than 1%)
Dane J. Neumann	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	—
Jeffrey D. Conaway	Vice President, Chief Accounting Officer and Corporate Controller	Vice President, Chief Accounting Officer and Corporate Controller of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	—

CVR SERVICES, LLC

Name	Position at Reporting Person	Present Principal Occupation or Employment (outside Reporting Person, if any)	Business Address of Organization in which Principal Occupation or Employment is Conducted	Number and Percentage of Common Units Beneficially Owned
David L. Lamp	President and Chief Executive Officer	President, Chief Executive Officer and Director of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	—
Dane J. Neumann	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	—
Melissa M. Buhrig	Executive Vice President, General Counsel and Secretary	Executive Vice President, General Counsel and Secretary of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	2,200 (Less than 1%)
C. Douglas Johnson	Executive Vice President and Chief Commercial Officer	Executive Vice President and Chief Commercial Officer of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	—
Mark A. Pytosh	Executive Vice President—Corporate Services	Executive Vice President—Corporate Services of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	30,593 (Less than 1%)
Michael H. Wright, Jr.	Executive Vice President and Chief Operating Officer	Executive Vice President and Chief Operating Officer of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	—
Jeffrey D. Conaway	Vice President, Chief Accounting Officer and Corporate Controller	Vice President, Chief Accounting Officer and Corporate Controller of CVR Energy, Inc.	2277 Plaza Drive, Suite 500 Sugar Land, TX 77479	—

IEP ENERGY HOLDING LLC

Name	Position
American Entertainment Properties Corp.	Sole Member

AMERICAN ENTERTAINMENT PROPERTIES CORP.

Name	Position
Andrew Teno	Director; President
Ted Papapostolou	Director; Chief Financial Officer; Treasurer; Secretary
Joseph Pacetti	Director of SEC Reporting
Craig Pettit	Vice President of Tax Administration

ICAHN ENTERPRISES HOLDINGS L.P.

Name	Position
Icahn Enterprises G.P. Inc.	General Partner

ICAHN ENTERPRISES G.P. INC.

Name	Position
Carl C. Icahn	Chairman
Brett Icahn	Director
Alvin B. Krongard	Director
Denise Barton	Director
Nancy Dunlap	Director
Andrew Teno	Director; President; Chief Executive Officer
Ted Papapostolou	Director; Chief Financial Officer; Secretary
Robert Flint	Chief Accounting Officer
Steve A. Mongillo	Director
Michael Nevin	Director
Joseph Pacetti	Director of SEC Reporting
Craig Pettit	Vice President of Tax Administration

BECKTON CORP.

Name	Position
Carl C. Icahn	Chairman of the Board; President
Ted Papapostolou	Vice President
Rowella Asuncion-Gumabong	Vice President
Hunter Gary	Secretary
Gregory L. Bonyne	Vice President, Taxes
Julie Price	Authorized Signatory
Marat Muratov	Authorized Signatory